EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-141468) of The Goodyear Tire & Rubber Company of our report dated June 5, 2020 relating to the financial statements and schedule of The Goodyear Tire & Rubber Company Savings Plan for Retail Employees, which appears in this Form 11-K.

BOBER, MARKEY, FEDOROVICH & COMPANY

Akron, Ohio

June 8, 2020